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                                                                    EXHIBIT 99.1

                                SUMMA INDUSTRIES

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James R. Swartwout and Paul A. Walbrun, and each and either of them, as attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Summa Industries, a California corporation (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held on November 21, 1996, and at any adjournment or continuation thereof.

1. PROPOSAL TO APPROVE THE MERGER OF A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY WITH AND INTO LEXALITE INTERNATIONAL CORPORATION, AND THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK AS A CONSEQUENCE THEREOF, ON THE TERMS AND CONDITIONS DESCRIBED IN MORE DETAIL IN THE JOINT PROXY STATEMENT/PROSPECTUS DATED OCTOBER, 1996. In approving the Merger, the Company's shareholders will approve, among other things, an amendment to the Company's Articles of Incorporation to establish a 9-member Board of Directors divided into three classes serving staggered 3-year terms, and the adoption by the Company of the LexaLite Employee Stock Ownership Plan, as amended, all as more particularly described in the Joint Proxy Statement/Prospectus.

                  [_]  FOR      [_]  AGAINST      [_]  ABSTAIN

2.  ELECTION OF DIRECTORS.

     If the Merger is approved:

        [_] FOR all nominees listed below    [_] WITHHOLD AUTHORITY for all
                                                 nominees

  Michael L. Horst, James R. Swartwout and Josh Barnes, each for a 3-year term Coalson C. Morris, Karl V. Palmaer and Byron C. Roth, each for a 2-year term

     If the Merger is NOT approved:

        [_]  FOR all nominees listed below    [_] WITHHOLD AUTHORITY for all
                                                  nominees

 Michael L. Horst, James R. Swartwout, Coalson C. Morris  and Karl V. Palmaer,
                             each for a 2-year term

(INSTRUCTION:  To withhold authority to vote for any nominee, mark FOR above and cross out the name(s) of the nominees with respect to whom authority is withheld)

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

                                                     (Continued on reverse side)
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(Continued from reverse side)


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSED MERGER, FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS OF EACH OF THE SIX NOMINEES LISTED ABOVE IF THE MERGER IS APPROVED, OR FOR EACH OF THE FOUR NOMINEES LISTED ABOVE IF THE MERGER IS NOT APPROVED, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

     Please sign exactly as your name appears below, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

                                               Dated _______________, 1996


                                               ___________________________
                                                          Signature


                                               ___________________________
                                               Signature (if held jointly)


  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK,
    SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.